Exhibit 10.30

Tenant: Madrigal Pharmaceuticals, Inc. Premises: Four Tower Bridge
Suites 100, 200, 250 and 255
FIFTH AMENDMENT TO LEASE
This Fifth Amendment to Lease (“Amendment”) is made and entered into as of the 31st day of August 2023, by and between BARR HARBOR DRIVE, LLC, a Pennsylvania limited liability company (“Landlord”), successor in interest to Four Tower Bridge Associates, and MADRIGAL PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

A.Landlord and Tenant are parties to that certain Lease dated January 10, 2019 (“Original Lease”), as amended by that certain (i) First Amendment to Lease dated July 17, 2020, (ii) Second Amendment to Lease dated May 3, 2021, (iii) Third Amendment to Lease dated March 8, 2022, and (iv) Fourth Amendment to Lease dated May 30, 2023 (the “Existing Lease”), for 30,607 rentable square feet of space comprised of 18,375 rentable square feet on the first floor commonly known as Suite 100, 10,416 rentable square feet on the second floor commonly known as Suite 200, and 1,816 rentable square feet also located on the second floor commonly known as Suite 250 (the foregoing suites, collectively, the “Current Premises”) located at Four Tower Bridge, 200 Barr Harbor Drive, West Conshohocken, Pennsylvania 19428. The Existing Lease as amended hereby shall be the “Lease.”

B.The Term of the Existing Lease currently expires on November 30, 2023. Tenant and Landlord wish to extend the Term of the Existing Lease on the terms and subject to the expansion options set forth herein, which expansion options shall be established by this Amendment and not any terms of the Existing Lease or any other understanding between Landlord and Tenant.

C.Landlord and Tenant wish to amend the Lease in certain other respects, all subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:

1.Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Existing Lease.
2.Term. The Term is hereby extended through November 30, 2026 (“Expiration Date”) subject to a portion of the Lease being terminated at an earlier date pursuant to the terms of the Lease.
3.Fixed Rent. Commencing on December 1, 2023, Tenant covenants and agrees to pay to Landlord, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent in monthly installments and otherwise in accordance with the terms of the Lease. From such date, all references to the amount of Fixed Rent shall be deleted and the following shall control:

Time Period	Annual Fixed Rent Per Rentable Square Foot of the Premises	Annualized Fixed Rent	Monthly Fixed Rent
12/1/23-11/30/24	$38.25	$1,170,717.70	$97,559.81
12/1/24-11/30/25	$39.02	$1,194,132.11	$99,511.01
12/1/25-11/30/26	$39.80	$1,218,014.75	$101,501.23

At all times during the Term, Fixed Rent will be calculated by multiplying the rentable square footage then properly included in such calculation in accordance with the terms of the Lease by the applicable Fixed Rent per rentable square foot. This shall take into account rent payable through November 30, 2023 and any removal of rentable square footage for the termination of Suite 100 hereunder and the addition of any Expansion Space (as defined below) elected by Tenant hereunder, as applicable.

4.Base Year. On December 1, 2023, the “Base Year” shall be reset to calendar year 2024.

5.Condition of Current Premises. Tenant acknowledges and agrees that it accepts the Current Premises in its “as-is” condition and that Landlord has no obligation under the Existing Lease (other than any ongoing maintenance and repair obligation) to make any improvements or to perform any work to the Current Premises or to provide any improvement allowance with respect to the Current Premises.

6.Brokers. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiation or consultations with respect to this transaction with any broker or finder other than: (i) representing Landlord, Newmark, and (ii) representing Tenant, Cushman & Wakefield of Pennsylvania, LLC (each, a “Broker”). Tenant shall have no responsibility or obligation to pay any commission to a Broker in connection with transactions contemplated hereby. Instead, Landlord shall fully compensate each Broker pursuant to separate brokerage agreement(s). Each party must indemnify, defend and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorney’s fees and court costs) arising out of or from or related to its misrepresentation under, or breach of, this Section. This Section will survive the expiration or earlier termination of the Term.

7.Notices. Landlord’s notice address is:

Barr Harbor Drive, LLC c/o Winterstar Corporation 14 Balligomingo Road
Conshohocken, PA 19428
Attn: Robert J. Nasuti, President Email: bobnasuti@summerwood.biz

With a copy to:
Obermayer Rebmann Maxwell & Hippel LLP Centre Square West
1500 Market Street, Suite 3400
Philadelphia, PA 19102-2101 Attn: Peter J. Oberkircher, Esquire
Email: peter.oberkircher@obermayer.com Tenant’s notice address is:
Madrigal Pharmaceuticals, Inc. 200 Barr Harbor Drive, Suite 200 West Conshohocken, PA 19428 Attn: Brian J. Lynch
Email: bjlynch@madrigalpharma.com

8.First Expansion Option. So long as there is no Event of Default at the time of exercise, Tenant shall have the option (“First Expansion Option”), but not the obligation, to expand the Premises by

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approximately 4,063 rentable square feet located on the second floor of the Building as set forth on Exhibit “A” attached hereto and made a part hereof (“First Expansion Space,” and sometimes referred to herein as an “Expansion Space”) by providing notice to Landlord on or before December 31, 2023, time being of the essence. Upon Tenant’s exercise of the First Expansion Option, Landlord shall use commercially reasonable efforts to (i) improve the First Expansion Space in a good and workmanlike manner as detailed on Exhibit “B” attached hereto made a part hereof (the “Tenant Improvements”), (ii) cause the First Expansion Space to comply with Laws, and (iii) deliver exclusive possession of the First Expansion Space to Tenant broom clean, vacant, and with all systems serving the same in good order, repair and condition (the foregoing (i) through (iii), collectively, “Landlord’s Work”). Following exercise of the First Expansion Option, Landlord shall use commercially reasonable efforts to complete Landlord’s Work by September 1, 2024 and in no event earlier than May 31, 2024 (with the later of (1) the date on which Landlord’s Work is completed or evidenced by a certificate of occupancy, and (2) May 31, 2024, being the “First Expansion Delivery Date”). Landlord’s Work shall be performed at the sole cost and expense of Landlord; provided, that Landlord’s cumulative out-of-pocket costs (including architectural, engineering and construction management fees) for the Tenant Improvements (such costs, the “Improvement Costs”) shall not exceed Two Hundred Forty Thousand Dollars ($240,000.00) (“Landlord’s Allowance”). Tenant acknowledges that all Improvement Costs in excess of the Landlord’s Allowance shall be reimbursed to Landlord within thirty (30) days of the date of Landlord’s delivery of reasonable evidence of payment therefor. Tenant shall have the right to make modifications to Exhibit “B” (“Scope Modifications”) by providing Landlord with notice of same on or before December 31, 2023, time being of the essence. If Scope Modifications actually and materially result in a delay in the completion of Landlord’s Work from a mutually agreed upon projected First Expansion Delivery Date (collectively, the “Projected First Expansion Delivery Date”), then the date of completion of Landlord’s Work shall be deemed to be the date completion would have occurred but for such Tenant’s delay; provided such deemed completion shall be limited to the extent such delay is caused by Tenant which results in Tenant occupancy after the Projected First Expansion Delivery Date . If the Landlord and Tenant cannot agree in writing (including email) on the Projected First Expansion Delivery Date, Tenant shall have the right to rescind the exercise of the First Expansion Option, and if rescission is so exercised by Tenant, Tenant shall have no responsibility, liability or obligation to Landlord and any prior notice of exercise for the First Expansion Option shall be null and void. In the event that Improvement Costs are less than Landlord’s Allowance, (y) the first Fifty Thousand Dollars ($50,000.00) less than the Landlord’s Allowance shall be credited against Fixed Rent coming due and (z) any amount less than $190,000 of the Landlord’s Allowance and greater than the actual Improvement Costs (the “First Allowance Carryover”) shall be added to the Second Expansion Space Allowance should Tenant exercise any Second Expansion Option. The First Allowance Carryover shall be used for improvements by Tenant to the Second Expansion Space, excluding furniture or cabling. Notwithstanding the foregoing, if at any time before December 31, 2023 and prior to the date that Tenant exercises its First Expansion Option, Landlord receives an acceptable bona fide offer from the current tenant of the First Expansion Space to renew its lease for the First Expansion Space, Landlord will notify Tenant in writing of said offer (to include the terms thereof) (a “First Expansion Offer Notice”), and Tenant shall have the pre-emptive right for five
(5) business days after the date of effective delivery of the First Expansion Offer Notice to exercise its First Expansion Option with regard to the First Expansion Space. If Tenant does not exercise its First Expansion Option with regard to the First Expansion Space within such five (5) business days after Tenant’s receipt of the First Expansion Offer Notice, the First Expansion Option will terminate. An offer from the current tenant to Landlord as aforesaid shall have no impact on this Section except to potentially advance the December 31, 2023 deadline for Tenant to exercise its First Expansion Option in accordance with the terms hereof. The First Expansion Space shall constitute a portion of the Premises as of the First Expansion Delivery Date. From and after the First Expansion Delivery Date, the First Expansion Space

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shall be fully subject to the terms, conditions and agreements set forth in the Lease, including, without limitation, the payment of Fixed Rent.

9.Second Expansion Option. So long as there is no Event of Default at the time of exercise, Tenant shall have the right (“Second Expansion Option”), but not the obligation, to expand the Premises by each of : (a) approximately 6,002 rentable square feet located on the second floor of the Building as set

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forth on Exhibit “C” attached hereto and made a part hereof (the “Second Floor Space”); and/or (b) approximately 12,376 rentable square feet located on the third floor of the Building as set forth on Exhibit “D” attached hereto and made a part hereof (the “Third Floor Space” and with each of the Second Floor Space or Third Floor Space constituting a “Second Expansion Space,” and/or sometimes referred to herein as an “Expansion Space”) by providing notice to Landlord on or before August 31, 2024, time being of the essence. Upon Tenant’s exercise of a Second Expansion Option, improvements may be made to the Expansion Space in accordance with the applicable subsection (a) or (b) below.

a.If the Expansion Space is the Second Floor Space and the estimated Second Improvement Costs (as defined below) are equal to or less than $60 per rentable square foot (as reasonably estimated, documented and agreed to by Landlord and Tenant based on preliminary/schematic plans and specifications provided by Tenant (“Agreed Upon Cost Plans”), then Landlord shall use commercially reasonable efforts to (i) improve the Second Expansion Space in a good and workmanlike manner in accordance with the Approved Plans (as defined below) (each, “Second Tenant Improvements”), (ii) cause the Second Expansion Space to comply with Laws, and (iii) deliver exclusive possession of the Second Expansion Space to Tenant broom clean, vacant, and with all systems (excluding any existing supplemental HVAC or Premises hot water heaters) serving the same in good order, repair and condition (the foregoing (i) through (iii), collectively, “Second Landlord’s Work”). In connection with a planned or actual exercise of a Second Expansion Option, Tenant will submit for Landlord’s approval, plans and specifications for the proposed improvements, including architectural, mechanical, electrical, plumbing and structural drawings and specifications (such plans and specifications, as finally approved by Landlord, the “Approved Plans”). Tenant shall deliver the foregoing plans and specifications promptly and Landlord shall promptly identify any material supply delay associated with such plans and review and respond to same in a timely manner so that Approved Plans may be mutually agreed upon as promptly as reasonably possible after Tenant’s submission of such plans. Tenant’s out-of-pocket costs for the Approved Plans may be reimbursed from the Second Expansion Space Allowance by submission of paid invoices or other evidence that Tenant has paid the sums sought to be reimbursed. Following the Approved Plans, Landlord shall use commercially reasonable efforts to complete relevant Second Landlord’s Work (with the earlier of (1) Tenant’s date of occupancy or (2) date on which Second Landlord’s Work is completed or evidenced by a certificate of occupancy, being the “Second Expansion Delivery Date”). In connection with any agreement on the Approved Plans, Landlord and Tenant shall mutually agree upon projected Second Expansion Delivery Date (collectively, the “Projected Second Expansion Delivery Date”). If completion of Second Landlord’s Work is actually and materially delayed as a result of a delay caused by Tenant, then the date of completion of Second Landlord’s Work shall be deemed to be the date completion would have occurred but for such Tenant’s delay; provided such deemed completion shall be limited to the extent delay is caused by Tenant which results in Tenant occupancy after the Projected Second Expansion Delivery Date. If the Landlord and Tenant cannot agree in writing (including email) on the Agreed Upon Cost Plans, the Approved Plans or the Projected Second Expansion Delivery Date, Tenant shall have the right to rescind the exercise of the Second Expansion Option, and if any such written rescission is delivered to Landlord, Tenant shall have no responsibility, liability or obligation to Landlord and any prior notice of exercise for the Second Expansion Option shall be null and void. Second Landlord’s Work shall be performed at the sole cost and expense of Landlord; provided,

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that Landlord’s cumulative out-of-pocket costs (including architectural, engineering and Landlord construction management fees equal to 5% of all costs (which may be charged by Landlord or by the property manager on behalf of Landlord)) for the Second Tenant Improvements (such

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costs, the “Second Improvement Costs”) shall be drawn from the applicable Second Expansion Space Allowance (as defined below) until exhausted and thereafter all Second Improvement Costs in excess of the Second Expansion Space Allowance shall be borne by Tenant, as more particularly set forth below, provided Landlord promptly delivers reasonable evidence that the Second Expansion Space Allowance has been exhausted and thereafter furnishes invoices for all amounts associated with improvements in excess of the Second Expansion Space Allowance. Landlord is making available an allowance for Second Tenant Improvements to any Second Expansion Space equal to (A) the First Allowance Carryover, plus (B) an amount equal to the product calculated by multiplying
(i) fifteen dollars ($15.00) per rentable square foot of the Second Expansion Space in question, and (ii) a fraction, the numerator of which is the number of months remaining in the Term from the Second Expansion Delivery Date and the denominator of which is thirty- six (36) (with (A) and (B) collectively the “Second Expansion Space Allowance”). The Second Expansion Space Allowance shall be used by Landlord for physical improvements to any Second Expansion Space in accordance with the Approved Plans, including, without limitation, labor and materials, and for related architectural and engineering and construction management fees, but in no event for furniture or the purchase of cabling. If Second Improvement Costs exceed the amount of the applicable Second Expansion Space Allowance, Tenant shall be (y) be responsible for the excess, and (z) directly pay any such overage, as and when bills are due following prompt delivery of such invoices by Landlord.

b.If the Expansion Space includes either (i) the Third Floor Space or (ii) the Second Floor Space (where the estimated Second Improvement Costs exceed $60 per rentable square foot as reasonably estimated and documented based on Agreed Upon Cost Plans), then Tenant shall complete the improvements to the Expansion Space in a good and workmanlike manner in accordance with Approved Plans and the terms of this Amendment at its sole cost and expense, subject to the following: Landlord shall make available to Tenant an allowance for such Improvement Costs equal to (A) any balance available from the First Allowance Carryover, plus (B) an amount equal to the product calculated by multiplying (i) fifteen dollars ($15.00) per rentable square foot of the Second Expansion Space in question, and (ii) a fraction, the numerator of which is the number of months remaining in the Term from the Second Expansion Delivery Date (as defined below in the last sentence) and the denominator of which is thirty-six (36), which allowance shall be extended by Landlord to Tenant hereunder in cash payable within 30 days of invoice submission and/or rental credit and applied at Tenant’s option; provided that, the First Allowance Carryover shall only be used by Tenant for such improvements, excluding furniture or cabling. Upon request, Tenant shall provide Landlord with reasonable evidence of the use of the First Allowance Carryover for improvements to such space. If Tenant performs the Improvements described in this paragraph (b), then the “Second Expansion Delivery Date” for purposes of this Amendment and such Expansion Space shall mean the earlier of (i) the date on which such work is completed or evidenced by a certificate of occupancy or (iii) one hundred twenty (120) days from Tenant’s exercise of such Second Expansion Option. If the Landlord and Tenant cannot agree in writing (including email) on the Agreed Upon Cost Plans, the Approved Plans or the Projected Second Expansion Delivery Date under this Section 9(b) as described Section 9(a) above, Tenant shall have the right to rescind the exercise of the Second Expansion Option hereunder, and if any such written rescission is delivered to Landlord, Tenant

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shall have no responsibility, liability or obligation to Landlord and any prior notice of exercise for the Second Expansion Option shall be null and void.

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c.Notwithstanding the foregoing, if at any time prior to the date that Tenant exercises a Second Expansion Option, Landlord receives an acceptable bona fide offer to lease a Second Expansion Space, Landlord will notify Tenant in writing of said offer (to include the terms thereof) (a “Second Expansion Offer Notice”), and Tenant shall have the pre- emptive right for five (5) business days after the date of effective delivery of the Second Expansion Offer Notice to exercise its Second Expansion Option with regard to the Second Expansion Space. If Tenant does not exercise its Second Expansion Option with regard to the Second Expansion Space identified in a Second Expansion Offer Notice within such five (5) business days after Tenant’s receipt of the applicable Second Expansion Offer Notice, the Second Expansion Option will terminate with respect to the Second Expansion Space to which the Second Expansion Offer Notice related.

d.The relevant Second Expansion Space shall constitute a portion of the Premises as of the Second Expansion Delivery Date. From and after the Second Expansion Delivery Date, the relevant Second Expansion Space shall be fully subject to the terms, conditions and agreements set forth in the Lease, including, without limitation, the payment of Fixed Rent. For the avoidance of doubt, Tenant may exercise any Expansion Option in whatever order it elects. For example, Tenant may exercise a Second Expansion Option before it exercises a First Expansion Option and there is no sequencing requirement associated with any such option exercise.

10.Suite 100. On the earlier of (i) September 1, 2024, and (ii) any First Expansion Delivery Date or Second Expansion Delivery Date (such date, when determined, the “Suite 100 Removal Date”), Suite 100 shall be deleted from the definition of the Premises and Tenant shall vacate the same in its as is condition; provided, that, notwithstanding anything in the Lease to the contrary (A) Tenant shall have no obligation to remove any fixture, furniture, or equipment (other than Eligible Furniture (as defined below)) or to otherwise perform any surrender and/or restoration obligation(s) in Suite 100 other than to yield possession thereof, and (B) Tenant shall convey to Landlord or its designee all of Tenant’s right, title and interest, if any, in the following by bill of sale “AS IS, WHERE IS” (x) the audio-visual equipment existing as of the date of this Amendment in each of the Suite 100 boardroom, any Suite 100 conference rooms, and the Suite 100 training room (collectively, the “AV Equipment”), and (y) all other furniture and equipment currently existing in Suite 100 (the “Furniture”) that is not Eligible Furniture. After acquired equipment are excluded from the prior sentence. Following conveyance of the AV Equipment, Tenant shall receive a Fixed Rent credit of Fifty Thousand Dollars ($50,000.00). The bill of sale for Furniture shall be finalized after the Furniture Option Date, and the parties will use best efforts to do so within thirty (30) days thereof. “Eligible Furniture” shall mean Furniture that Tenant will utilize for any Expansion Space for which Tenant has previously exercised the Expansion Option (“Eligible Expansion Space”) by subject to the following conditions: (a) Tenant must tag all Furniture that Tenant will utilize in the Eligible Expansion Space by February 28, 2024 (“Furniture Option Date”), (b) Tenant may only tag and take Furniture which Tenant has determined in good faith it will utilize in the Eligible Expansion Space as and (c) all Furniture currently existing in the training room and large conference room shall remain in the space and become the property of the Landlord (or its designee) and Tenant may not tag or utilize such Furniture. All such Eligible Furniture will be identified in a notice to Landlord on or before the Furniture Option Date (which the parties agree will ultimately be included in a separate exhibit to a future Lease amendment). Until the Suite 100 Removal Date, Tenant agrees to maintain the AV Equipment and Furniture in the ordinary course of business, consistent with past practices and not to remove same from the Premises except for moving Eligible Furniture to an Expansion Space in accordance with the terms hereof; provided, that Tenant shall not be required to replace any of the

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foregoing by this sentence. In the event that Tenant does not exercise an Expansion Option, all Furniture shall remain in the space and become the property of the Landlord or its designee. If Tenant shall fail to timely vacate Suite 100 as required hereby, the penalties in Section 18 of the Original Lease shall apply to Tenant’s holdover in Suite 100 with due regard for the modification of

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the surrender obligations set forth herein, provided the foregoing shall not apply to any furniture or equipment left behind in Suite 100.

11.Training Facility. Following the Suite 100 Removal Date, Landlord shall continue to maintain the training facility currently located in Suite 100 as reflected on Exhibit “E” attached hereto and made a part hereof. Landlord will keep the existing furniture and basic layout or an equivalent replacement thereof in the training facility during the Term, and Tenant shall have the right to exclusive use, without any charge or fee, of the training facility no less than four (4) full weekdays per month, during Business Hours, by providing at least four (4) weeks prior notice to Landlord (but no earlier than two (2) months in advance) for each date and time Tenant desires to utilize the training facility (each, a “Tenant Reserved Date”). Any additional days that Tenant wishes to use the training facility, or any Tenant change in a Tenant Reserved Date, are subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed. Landlord will retain the right to reserve up to six (6) dates per month that the training facility will be blocked out exclusively for Landlord’s or its designee’s use (each, a “Landlord Reserved Date”) by providing at least four (4) months prior notice to Tenant. Landlord may modify a Landlord Reserved Date so long as Tenant is provided with at least four (4) months’ notice. Tenant may not designate any of the Landlord Reserved Dates as a Tenant Reserved Date. The training facility will be secured from the remainder of the Building and Tenant will leave the facility in the same condition after its use or otherwise be assessed a commercially reasonable cleaning fee. Tenant shall have the right to maintain a separate Wi-Fi system in the training facility. Tenant’s right to utilize the training facility may not be assigned or otherwise granted to a third party except (A) to an assignee of Tenant’s interest in the Lease, or (B) pursuant to a sublease entered in accordance with the terms of the Lease.
12.Extension Option. The Extension Option remains in full force and effect and applies to any space leased by Tenant at the time that the Extension Option is exercised; provided, that, notwithstanding anything in the Existing Lease to the contrary, (i) the “Extension Deadline” means February 28, 2026, (ii) the “Extension Term” shall be for twelve (12) months, (iii) the “Extension Rent” (annual Fixed Rent per rentable square foot of the Premises) throughout the Extension Term shall be Forty and 59/100 Dollars ($40.59), and (iv) Section 26(a)(v) of the Original Lease shall be of no further force and effect.

13.Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Existing Lease has not been modified, amended, cancelled, terminated, released, superseded or otherwise rendered of no force or effect. The Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term and power contained in and under the Existing Lease continues in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth herein, and in the event of any conflict between the terms and conditions of this Amendment and those of the Existing Lease, the terms and conditions of this Amendment control. To the extent permitted by applicable law, Landlord and Tenant thereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other or any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto.

14.Confession of Judgment restated: Tenant specifically acknowledges and agrees that Section 17(k) of the Original Lease concerning Confession of Judgment is hereby restated in full below:

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(1)TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR ANY ACTION SPECIFIED IN SUBPARAGRAPH (j)(2) OF THIS SECTION (AND FOR THE AVOIDANCE OF DOUBT EXCLUDING ACTIONS

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CONCERNING ANY SUM PAYABLE UNDER SUBPARAGRAPHS (a) THROUGH (h) OF THIS SECTION), AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF POSSESSION OF THE PREMISES AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES ALL OR ANY PART OF THE RENT SPECIFIED IN THE LEASE AND THEN UNPAID TAKING INTO ACCOUNT LANDLORD’S OBLIGATION TO MITIGATE DAMAGES TO THE EXTENT REQUIRED UNDER THE LEASE AND FOR COSTS TOGETHER WITH REASONABLE ATTORNEY’S FEES. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THE LEASE.
(2)WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.
(3)In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding. Tenant represents to Landlord that it has a gross income of at least
$10,000.

TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT

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TO A JUDGMENT BY CONFESSION. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD

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AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

TENANT:

MADRIGAL PHARMACEUTICALS, INC., a Delaware corporation

By: /s/ Brian Lynch
Name: Brian J. Lynch
Title: Senior Vice President and General Counsel

15.Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party's behalf is authorized to do so. Tenant certifies as of the date hereof that to Tenant's actual knowledge without inquiry no event has occurred that, with the passage of time, the giving of notice, or both, wou Id constitute a breach or default under the Lease.

16.Counterparts; Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, this Amendment may be signed by facsimile transmission or portable document format (.pdf) and in one or more counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument and the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted and/or produced will be deemed to be their original signature of all purposes.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first above written.

LANDLORD:

BARR HARBOR DRIVE, LLC, a Pennsylvania limited liability company

By: Winterstar Corporation, Manager

By: /s/ Robert J. Nasuti
    Robert J. Nasuti, President

TENANT:

MADRIGAL PHARMACEUTICALS, INC., a Delaware corporation

By: /s/ Brian J. Lynch
Name: Brian J. Lynch
Title: Senior Vice President and General Counsel

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